AMENDED AND RESTATED RULE 18F-3
                               MULTIPLE CLASS PLAN

     THIS RULE 18F-3 MULTIPLE CLASS PLAN, adopted on January 28, 2000, is amended and restated this 30th day of November 2000, by the corporations listed on Schedule A, as such schedule may be amended from time to time, each a Wisconsin Corporation (each a "Corporation" and collectively the "Corporations"); and

     WHEREAS, the Corporation engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940 (the "1940 Act"); and

     WHEREAS, the Corporation is authorized to create separate series, each with its own separate investment portfolio, and the beneficial interest in each such series will be represented by a separate series of shares (each series is hereinafter individually referred to as a "Fund" and collectively, the "Funds"); and

     WHEREAS, the Corporation, on behalf of the Fund, has adopted a Multiple Class Plan pursuant to Rule 18f-3 under the 1940 Act ("Plan"); and

     WHEREAS, the Corporation, on behalf of the Fund, employs Strong Capital Management, Inc. ("SCM") as its investment adviser, administrator, and transfer agent and Strong Investments, Inc. as distributor of the securities issued by the Fund; and

     WHEREAS, the Fund has in registration a Prospectus, which Prospectus, when effective, shall offer additional share classes that have different rights, privileges and expenses; and

     WHEREAS, the Corporation desires to amend the Plan to provide for such additional share classes, without otherwise affecting any other class of shares covered by this Plan;

     NOW, THEREFORE, the Corporation, on behalf of the Fund, hereby amends the Plan, in accordance with Rule 18f-3 under the 1940 Act on the following terms and conditions:

1. FEATURES OF THE CLASSES. The Fund shall offer from time to time, at the discretion of the Board, up to eight classes of shares: Class A Shares, Class B Shares, Class C Shares, Class L Shares, Class Z Shares, Investor Class Shares, Advisor Class Shares, and Institutional Class Shares. Shares of each class of the Fund shall represent an equal PRO RATA interest in the Fund and, generally, shall have identical voting, dividend, distribution, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications, and terms and conditions, except that: (a) each class shall have a different designation; (b) each class of shares shall bear any Class Expenses, as defined in Section 4 below; (c) each class shall have exclusive voting rights on any matter (such as a plan of distribution adopted pursuant to Rule 12b-1 ("Distribution Plan" or a service agreement relating to a class) submitted to shareholders that relates solely to such class; and (d) the classes shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class. In addition, Class A Shares, Class B Shares, Class C Shares, Class L Shares, Class Z Shares, Investor Class Shares, Advisor Class Shares and Institutional Class Shares of the Fund shall have the features described in Sections 3, 4, and 5 below.

2. REDESIGNATION OF CURRENT SHARE CLASSES for Strong Advisor Bond Fund (F.K.A. Strong Bond Fund), a series of Strong Income Funds II, Inc., shall be redesignated. The Fund's current Investor Class Shares and Advisor Class Shares shall be redesignated as Class Z Shares and Class A Shares, respectively.

3. DISTRIBUTION STRUCTURE. As discussed more fully in the relevant then-current Prospectus(es), each class of shares shall have the following distribution structure and other features.

(a) CLASS A SHARES. Class A Shares shall be sold subject to a front-end sales charge, with scheduled variations in the level of the sales charge depending on the amount invested; an annual fee paid pursuant to Rule 12b-1; and a contingent deferred sales charge.

(b) CLASS B SHARES. Class B Shares shall be sold subject to an annual fee paid pursuant to Rule 12b-1; and a contingent deferred sales charge. Class B Shares have a conversion feature, as described under Section 6 below.

(c) CLASS C SHARES. Class C Shares shall be sold subject to an annual fee paid pursuant to Rule 12b-1; and a contingent deferred sales charge.

(d) CLASS L SHARES. Class L Shares shall be sold subject to a front-end sales charge, without scheduled variations in the level of the sales charge; an annual fee paid pursuant to Rule 12b-1; and a contingent deferred sales charge.

(e) CLASS Z SHARES. Class Z Shares shall be offered to certain groups of investors (as disclosed in the Prospectus) at their then current net asset value ("NAV") without the imposition of an initial sales charge, a contingent deferred sales charge, or an asset-based sales or service fee under a Distribution Plan.

(f) INVESTOR CLASS SHARES. Investor Class Shares of the Fund shall be offered at their then current net asset value ("NAV") without the imposition of an initial sales charge, a contingent deferred sales charge, or an asset-based sales or service fee under a Distribution Plan.

(g) ADVISOR CLASS SHARES. Advisor Class Shares of the Fund shall be sold subject to an annual fee paid pursuant to Rule 12b-1.

(h) INSTITUTIONAL CLASS SHARES. Institutional Class Shares of the Fund shall be offered to institutional investors (as described in the Prospectus) at their then current NAV without the imposition of an initial sales charge, a contingent deferred sales charge, or an asset-based sales or service fee under a Distribution Plan. Institutional Class Shares shall be subject to fees paid under an administration services agreement that are lower than those paid by Class Z or Investor Class Shares. In addition, Institutional Class Shares shall be sold to institutional investors that meet certain minimum initial investment requirements (as disclosed in the Prospectus).

4.     ALLOCATION OF INCOME AND EXPENSES.

(a) The NAV of all outstanding shares representing interests in the Fund shall be computed on the same days and at the same time. For purposes of computing NAV, the gross investment income of the Fund shall be allocated to each class on the basis of the relative net assets of each class at the beginning of the day adjusted for capital share activity for each class as of the prior day as reported by the Fund's transfer agent. Realized and unrealized gains and losses for each class will be allocated based on relative net assets at the beginning of the day, adjusted for capital share activity for each class of the prior day, as reported by the Fund's transfer agent. To the extent practicable, certain expenses, (other than Class Expenses as defined below, which shall be allocated more specifically), shall be allocated to each class based on the relative net assets of each class at the beginning of the day, adjusted for capital share activity for each class as of the prior day, as reported by the Fund's transfer agent. Allocated expenses to each class shall be subtracted from allocated gross income. These expenses include:

         (1)  Expenses  incurred  by  the  Corporation  (for  example,  fees  of
Directors, auditors, insurance costs, and legal counsel) that are not attributable to the Fund or class of shares of the Fund ("Corporation Level Expenses"); and

         (2) Expenses incurred by the Fund that are not attributable to any particular class of the Fund's shares (for example, advisory fees, custodial fees, banking charges, organizational costs, or other expenses relating to the management of the Fund's assets) ("Fund Expenses").

(b) Expenses attributable to a particular class ("Class Expenses") shall be limited to: (i) payments made pursuant to a Distribution Plan; (ii) transfer agent fees attributable to a specific class; (iii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxies to current shareholders of a specific class; (iv) the expense of administrative personnel and services to support the shareholders of a specific class, including, but not limited to, fees and expenses under an administrative service agreement; (v) litigation or other legal expenses relating solely to one class; and (vi) Directors' fees incurred as a result of issues relating to one class. Expenses in category (i) above must be allocated to the class for which such expenses are incurred. All other "Class Expenses" listed in categories (ii)-(vi) above may be allocated to a class but only if an officer of the Corporation has determined, subject to Board approval or ratification, which of such categories of expenses will be treated as Class Expenses consistent with applicable legal principles under the 1940 Act and the Internal Revenue Code of 1986 ("Code").

 (c) Expenses shall be apportioned to each class of shares depending on the nature of the expense item. Corporation Level Expenses and Fund Expenses shall be allocated among the classes of shares based on their relative NAVs. Approved Class Expenses shall be allocated to the particular class to which they are attributable. In addition, certain expenses may be allocated differently if their method of imposition changes. Thus, if a Class Expense can no longer be attributed to a class, it shall be charged to the Fund for allocation among the classes, as determined by the Board of Directors. Any additional Class Expenses not specifically identified above that are subsequently identified and determined to be properly allocated to one class of shares shall not be so allocated until approved by the Board of Directors of the Corporation in light of the requirements of the 1940 Act and the Code.

5. EXCHANGE PRIVILEGES. Shares of a particular Class of the Fund may be exchanged at their relative NAVs for the same class of shares of another Strong Fund except as described in the prospectus(es), or, if the other Strong Fund does not have multiple classes of shares, the existing shares of the other Strong Fund. Exchanges of a class of shares of a Strong Fund that does not charge an initial sales load into a class of shares of another Strong Fund that does charge an initial sales load shall be subject to a sales charge. Exchanges of shares of a Strong Fund subject to an initial sales charge that were held for less than six months for shares of another Strong Fund that charges a lesser initial sales load will be subject to a sales charge equal to the difference between the initial sales charges of the two Strong Funds. Purchases of Fund shares by exchange are subject to the same minimum investment requirements and other criteria imposed for purchases made in any other manner.

6. CONVERSION FEATURES. Class B Shares shall automatically convert to Class A Shares eight years after purchase. The conversion shall be based on relative NAV and shall be accomplished without the imposition of sales charges or other fees. Class B Shares, however, shall not be so converted if Class A Shares are, at the time of the conversion, subject to a fee paid pursuant to Rule 12b-1 that is higher than Class B's Rule 12b-1 fee. There shall be no conversion feature associated with Class A, Class C, Class L, Class Z, Investor Class, Advisor Class, or Institutional Class Shares.

7. WAIVER OR REIMBURSEMENT OF EXPENSES. Expenses may be waived or reimbursed by SCM or any other provider of services to the Fund without the prior approval of the Corporation's Board of Directors.

8. EFFECTIVENESS OF PLAN. The Plan shall not take effect until a majority of both (a) the Directors of the Corporation and (b) those Directors of the Corporation who are not "interested persons" of the Corporation (as defined in the 1940 Act) have found that the Plan, including the expense allocation, is in the best interests of each class individually, and the Fund and the Corporation as a whole.

9. MATERIAL MODIFICATIONS. This Plan may not be amended to materially modify its terms unless such amendment is approved in the manner provided for initial approval in Paragraph 8 hereof.

                                   SCHEDULE A

The Funds of the Corporation currently subject to this Multiple Class Plan are as follows:

                                                                                       Date of Addition
  CORPORATION/FUND/CLASS                                                         TO THIS MULTIPLE CLASS PLAN

Strong Advantage Fund, Inc.                                                            January 28, 2000
         -Strong Advantage Fund
                  *  Investor Class
                  *  Advisor Class
                  *  Institutional Class

Strong Corporate Bond Fund, Inc.                                                       January 28, 2000
         -Strong Corporate Bond Fund
                  *  Investor Class
                  *  Advisor Class
                  *  Institutional Class

Strong Government Securities Fund, Inc.                                                January 28, 2000
         -Strong Government Securities Fund
                  *  Investor Class
                  *  Advisor Class
                  *  Institutional Class

Strong Heritage Reserve Series, Inc.                                                   January 28, 2000
         -Strong Heritage Money Fund
                  *  Investor Class
                  *  Advisor Class
                  *  Institutional Class
         -Strong Investors Money Fund

Strong Income Funds, Inc.                                                              January 28, 2000
         -Strong High-Yield Bond Fund
                  *  Investor Class
                  *  Advisor Class
         -Strong Short-Term High Yield Bond Fund
                  *  Investor Class
                  *  Advisor Class

Strong Income Funds II, Inc.                                                           January 28, 2000
         -Strong Advisor Bond                                                          January 28, 2000
                  *  Class A (formerly Advisor Class)
                  *  Class Z (formerly Investor Class)
                  *  Institutional Class
         -Strong Advisor Bond                                                          November 30, 2000
                  *  Class B
                  *  Class C
                  *  Class L

Strong Money Market Fund, Inc.                                                         January 28, 2000

Strong Municipal Funds, Inc.                                                           January 28, 2000
         -Strong Short-Term High Yield Municipal Fund
                  *  Investor Class
                  *  Advisor Class
         -Strong Municipal Advantage Fund
                  *  Investor Class
                  *  Advisor Class
                  *  Institutional Class
         -Strong Municipal Money Market Fund

Strong Short-Term Bond Fund, Inc.                                                      January 28, 2000
         -Strong Short-Term Bond Fund
                  *  Investor Class
                  *  Advisor Class
                  *  Institutional Class

Strong Balanced Fund, Inc.                                                             January 28, 2000

Strong Common Stock Fund, Inc.                                                         January 28, 2000
         -Strong Advisor Common Stock Fund                                             January 28, 2000
                  *  Class Z (formerly Retail Class)
         -Strong Advisor Common Stock Fund                                             November 30, 2000
                  *  Class A
                  *  Class B
                  *  Class C
                  *  Class L
         -Strong Advisor Focus Fund                                                    November 30, 2000
                  *  Class A
                  *  Class B
                  *  Class C
                  *  Class L
         -Strong Advisor Technology Fund                                               November 30, 2000
                  *  Class A
                  *  Class B
                  *  Class C
                  *  Class L

Strong Conservative Equity Funds, Inc.                                                 January 28, 2000
         -Strong American Utilities Fund                                               January 28, 2000
         -Strong Blue Chip 100 Fund                                                    January 28, 2000
                  *  Investor Class
                  *  Advisor Class
         -Strong Advisor U.S. Value Fund                                               January 28, 2000
                  *  Class Z (formerly Retail Class)
         -Strong Advisor U.S. Value Fund                                               November 30, 2000
                  *  Class A
                  *  Class B
                  *  Class C
                  *  Class L
         -Strong Growth and Income Fund                                                January 28, 2000
                  *  Investor Class
                  *  Advisor Class
                  *  Institutional Class
         -Strong Limited Resources Fund                                                January 28, 2000

Strong Discovery Fund, Inc.                                                            January 28, 2000

Strong Equity Funds, Inc.                                                              January 28, 2000
         -Strong Enterprise Fund                                                       January 28, 2000
                  *  Investor Class
                  *  Advisor Class
         -Strong Growth Fund                                                           January 28, 2000
                  *  Investor Class
                  *  Advisor Class
                  *  Institutional Class
         -Strong Growth 20 Fund                                                        January 28, 2000
                  *  Investor Class
                  *  Advisor Class
         -Strong Mid Cap Disciplined Fund                                              January 28, 2000
         -Strong Advisor Mid Cap Growth Fund                                           January 28, 2000
                  *  Class Z (formerly Retail Class)
         -Strong Advisor Mid Cap Growth Fund                                           November 30, 2000
                  *  Class A
                  *  Class B
                  *  Class C
                  *  Class L
         -Strong Advisor Small Cap Value Fund                                          January 28, 2000
                  *  Class Z (formerly Retail Class)
         -Strong Advisor Small Cap Value Fund                                          November 30, 2000
                  *  Class A
                  *  Class B
                  *  Class C
                  *  Class L
         -Strong Strategic Growth Fund                                                 January 28, 2000
         -Strong U.S. Emerging Growth Fund                                             January 28, 2000

Strong Opportunity Fund, Inc.                                                          January 28, 2000
         -Strong Opportunity Fund
                  *  Investor Class
                  *  Advisor Class

Strong High-Yield Municipal Bond Fund, Inc.                                            January 28, 2000
         -Strong High-Yield Municipal Bond Fund
                  *  Investor Class
                  *  Advisor Class

Strong Municipal Bond Fund, Inc.                                                       January 28, 2000
         -Strong Municipal Bond Fund
                  *  Investor Class
                  *  Advisor Class
                  *  Institutional Class

Strong Short-Term Municipal Bond Fund, Inc.                                            January 28, 2000
         -Strong Short-Term Municipal Bond Fund
                  *  Investor Class
                  *  Advisor Class
                  *  Institutional Class

Strong Large Cap Growth Fund, Inc.                                                     January 28, 2000

Strong Short-Term Global Bond Fund, Inc.                                               November 30, 2000
         -Strong Advisor Short Duration Bond Fund
                  *  Class A
                  *  Class B
                  *  Class C
                  *  Class L
                  *  Class Z (formerly Retail Class)
         -Strong Advisor Aggressive High-Yield Bond Fund
                  *  Class A
                  *  Class B
                  *  Class C
                  *  Class L
